EXHIBIT 99.1

PANAMSAT HOLDING CORPORATION

PANAMSAT CORPORATION

SUPPLEMENTAL REGULATION FD DISCLOSURE STATEMENT

DATED JUNE 5, 2006

Presentation of Information

In this disclosure statement, unless otherwise indicated or the context otherwise requires, all references to (1) the terms “we”, “us,” “our,” “the Company” and “PanAmSat” refer to PanAmSat Holdco and its subsidiaries, including PanAmSat Opco, on a pro forma basis and after giving effect to the Transactions, (2) the term “PanAmSat Holdco” refers to PanAmSat Holding Corporation and not to its subsidiaries, on a pro forma basis and after giving effect to the Transactions, (3) the term “PanAmSat Opco” refers to PanAmSat Corporation, PanAmSat Holdco’s direct wholly owned subsidiary, and not to its subsidiaries, on a pro forma basis and after giving effect to the Transactions, (4) the term “Prior Intelsat” refers to Intelsat, Ltd. and its existing subsidiaries on a consolidated basis before giving effect to the Transactions, (5) the term “Intelsat Holdings” refers to Intelsat, Ltd.’s parent, Intelsat Holdings, Ltd., (6) the term “Intelsat Bermuda” refers to Intelsat (Bermuda), Ltd., PanAmSat Holdco’s direct parent on a pro forma basis and after giving effect to the Transactions, and Intelsat, Ltd.’s direct wholly owned subsidiary, and (7) the term “Intelsat Sub Holdco” refers to Intelsat Subsidiary Holding Company, Ltd., Intelsat Bermuda’s indirect wholly owned subsidiary.

The Transactions

The PanAmSat Acquisition Transactions

On August 28, 2005, Intelsat Bermuda entered into a merger agreement, referred to as the “Merger Agreement”, with PanAmSat Holdco and Proton Acquisition Corporation, a wholly owned subsidiary of Intelsat Bermuda and referred to as Merger Sub. Pursuant to the Merger Agreement, Intelsat Bermuda agreed to acquire PanAmSat Holdco for total cash consideration of approximately $3.2 billion, with the stockholders of PanAmSat Holdco generally being entitled to receive $25.00 per common share (plus a pro rata share of undeclared regular quarterly dividends, if any, for the quarter in which the acquisition is consummated). Merger Sub was newly formed for the purpose of consummating the PanAmSat Acquisition Transactions (as defined below) and currently has no independent operations or assets. As part of this transaction, approximately $3.2 billion in existing debt of PanAmSat Holdco and its subsidiaries will either be refinanced or remain outstanding.

In connection with, and in order to effect, the transactions contemplated by the Merger Agreement and the related financing, the following transactions have occurred or are expected to occur:

•	Intelsat Bermuda has created a new direct wholly owned subsidiary, Intelsat Intermediate Holding Company, Ltd., referred to as Intermediate Holdco;

•	Intelsat Bermuda will transfer substantially all its assets (other than the capital stock of Merger Sub) and liabilities (including Intelsat Bermuda’s 9 1/4% senior discount notes due 2015, referred to as the 9 1/4% discount notes) to Intermediate Holdco; and

•	Merger Sub will merge with PanAmSat Holdco, with PanAmSat Holdco continuing as the surviving corporation and being a direct wholly owned subsidiary of Intelsat Bermuda. Upon completion of this merger, referred to as the Merger Transaction, PanAmSat Holdco’s equity holders immediately prior to the merger will cease to hold shares or other equity interests in PanAmSat Holdco.

In connection with the PanAmSat Acquisition Transactions, PanAmSat Opco will amend and restate its senior secured credit facilities to change certain of the terms thereunder. PanAmSat Opco’s senior secured credit facilities will consist of a $250.0 million revolving credit facility with a six-year maturity, an $800.0 million Term Loan A Facility with a six-year maturity and a $1,660.0 million Term Loan B-1 Facility with a seven and one half-year maturity. The net proceeds of the notes being offered by PanAmSat Holdco and PanAmSat Opco in connection with the PanAmSat Acquisition Transactions, the net proceeds of the notes being offered by Intelsat Bermuda in connection with the PanAmSat Acquisition Transactions and available cash on hand of Intelsat Bermuda and PanAmSat Holdco and their respective subsidiaries will be used to consummate the PanAmSat Acquisition Transactions and to pay related fees and expenses.

Consummation of the PanAmSat Acquisition Transactions is expected to result in a change of control under the indentures governing PanAmSat Holdco’s currently outstanding 10 3/8% Senior Discount Notes due 2014, referred to as the 10 3/8% discount notes, and PanAmSat Opco’s currently outstanding 9% Senior Notes due 2014, giving the holders of these notes the right to require the issuers thereof to repurchase these notes at the prices stated in these indentures. Intelsat Bermuda has obtained commitments from certain financial institutions to provide us with necessary funding to make such repurchases, should we be required to do so. These commitments, however, are subject to the satisfaction or waiver of certain customary conditions. Except where explicitly stated otherwise herein, or where the context otherwise requires, the information in this disclosure statement, including all financial and pro forma information, assumes that holders do not exercise their rights to have the respective issuers repurchase their notes upon such change of control resulting from the Merger Transaction. In the event either or both issuers were required to make such a repurchase, we do not believe such repurchase would substantially increase our outstanding indebtedness. As discussed below, PanAmSat Holdco has commenced a tender offer to purchase any and all of its outstanding 10 3/8% discount notes.

In connection with the closing of the PanAmSat Acquisition Transactions, Intelsat Holdings agreed to enter into share-based compensation arrangements under its existing 2005 Share Incentive Plan with certain directors, officers and key employees of Intelsat, PanAmSat and their respective subsidiaries. In the aggregate, these arrangements will provide for the issuance by Intelsat Holdings of its shares equal to approximately 3.8% of the equity of Intelsat Holdings.

The transactions described above, including the Merger Transaction, the funding transactions, share-based compensation arrangements and the use of cash on hand, are referred to collectively in this disclosure statement as the PanAmSat Acquisition Transactions.

The Government Business Merger

Concurrently with or shortly following consummation of the PanAmSat Acquisition Transactions, we expect that Intelsat General Corporation, a wholly-owned indirect subsidiary of Intelsat Sub Holdco and referred to as IGen, will acquire G2 Satellite Solutions Corporation, a subsidiary of PanAmSat Opco and our government services business, for cash consideration in the amount of approximately $73 million by means of a merger in which G2 Satellite Solutions Corporation will merge into IGen with IGen continuing as the surviving entity. We refer to this transaction as the Government Business Merger. The $73 million purchase price will be adjusted to reflect any government contracts that cannot be assigned to IGen.

Other Intercompany Transactions

Concurrently with or shortly following consummation of the PanAmSat Acquisition Transactions, we expect that substantially all of the employees of Intelsat Global Service Corporation will be transferred to PanAmSat Opco pursuant to an employee transfer agreement and that substantially all of the Intelsat entities and substantially all of the PanAmSat entities will enter into a master intercompany services agreement pursuant to which certain PanAmSat entities and Intelsat entities will provide services to each other. In each case, services will be provided on terms that are not materially less favorable to each party than are available on an arms’ length basis and on terms that the board of directors of each of Intelsat Bermuda and PanAmSat Holdco determine to be fair. We refer to these transactions as the Other Intercompany Transactions.

The PanAmSat Acquisition Transactions, the Government Business Merger and the Other Intercompany Transactions are referred to collectively in this disclosure statement as the Transactions.

The Tender Offer and Consent Solicitation

On May 30, 2006, PanAmSat Holdco commenced a tender offer, referred to as the Tender Offer, to purchase any and all of its outstanding $416.0 million aggregate principal amount at maturity ($289.5 million accreted principal amount at March 31, 2006) 10 3/8% discount notes for cash. In connection with the Tender Offer, PanAmSat Holdco is also soliciting the consent of the holders of the 10 3/8% discount notes to amend the indenture governing the 10 3/8% discount notes to, among other things, eliminate substantially all of the restrictive covenants, certain events of default and certain other provisions contained in that indenture. The Tender Offer will expire on June 26, 2006, unless extended. The accreted principal amount at June 26, 2006 (the assumed expiration date) will be approximately $296.6 million. The Tender Offer is conditioned upon, among other things, the closing of the PanAmSat Acquisition Transactions, including the related funding transactions. Nothing in this disclosure statement should be construed as an offer to purchase any outstanding 10 3/8% discount notes, as the Tender Offer is made solely to the recipients of an Offer to Purchase and Consent Solicitation Statement of PanAmSat Holdco, dated May 30, 2006, upon the terms and subject to the conditions set forth therein. If any 10 3/8% discount notes are not tendered to PanAmSat Holdco in the Tender Offer, those debt obligations will remain outstanding obligations of PanAmSat Holdco.

If irrevocable tenders and consents from the holders of a majority of the outstanding 10 3/8% discount notes, referred to as the Requisite Consents, are obtained as of June 12, 2006, the deadline for providing consents (which date may be extended), a supplement to the indenture governing the 10 3/8% discount notes will be executed that will amend the indenture to eliminate substantially all of the restrictive covenants, certain events of default and certain other provisions contained in that indenture.

If the Requisite Consents are obtained and the Tender Offer is consummated, Intelsat Bermuda will issue an additional principal amount of non-guaranteed notes contemplated in the offering of notes by Intelsat Bermuda equal to the sum of (x) the then-accreted principal amount of the 10 3/8% discount notes to be purchased in the Tender Offer, plus the tender fee and consent fee related to the Tender Offer, referred to collectively as the Tender Amount, in order to fund such purchase and (y) the principal amount of the Senior Notes due 2016 that would have been issued by PanAmSat Holdco. The additional notes to be issued by Intelsat Bermuda if the Tender Offer is consummated are referred to collectively as the Additional Intelsat Bermuda Notes. In addition, if the Tender Offer is consummated, Intelsat Bermuda will extend to PanAmSat Holdco or Merger Sub an intercompany loan, referred to as the Intelsat Bermuda Intercompany Loan, in an amount equal to the gross proceeds of the Additional Intelsat Bermuda Notes issued plus approximately $250 million, the proceeds of which will be used by PanAmSat Holdco or Merger Sub to fund a portion of the purchase price of the PanAmSat acquisition and to pay the Tender Amount. The Intelsat Bermuda Intercompany Loan will be evidenced by one or more promissory notes and will have a maturity of ten years. A portion of the Intelsat Bermuda Intercompany Loan will be cash pay, and interest thereon will be at a rate to be determined.

Except where explicitly stated otherwise herein, or where the context otherwise requires, the information in this disclosure statement, including all financial and pro forma information, does not give effect to the Tender Offer, the issuance of the Additional Intelsat Bermuda Notes or the Intelsat Bermuda Intercompany Loan.

Post-closing Transactions

Upon or shortly following the consummation of the PanAmSat Acquisition Transactions, we intend to rename PanAmSat Holdco, PanAmSat Opco and certain of their subsidiaries. We intend to rename PanAmSat Holdco and PanAmSat Opco as Intelsat Holding Corporation and Intelsat Corporation, respectively.

In addition, Intelsat Bermuda intends to create a new direct wholly owned subsidiary that will directly and indirectly own all of the equity of one or more newly formed subsidiaries, each such subsidiary to be organized in a jurisdiction outside of the United States. Following the consummation of the PanAmSat Acquisition Transactions, Intelsat Bermuda intends to effect the contribution of the Intelsat Bermuda Intercompany Loan and, upon receipt of any applicable FCC and other regulatory approvals, Intelsat Bermuda intends to effect the contribution of the stock of PanAmSat Holdco, in each case to one of these newly formed subsidiaries which will become the parent of PanAmSat Holdco. Following consummation of these transactions, PanAmSat Holdco will become an indirect subsidiary of Intelsat Bermuda.

These name changes, the creation of these new subsidiaries and Intelsat Bermuda’s contribution of the Intelsat Bermuda Intercompany Loan and the stock of PanAmSat Holdco are referred to collectively as the Post-closing Transactions. Except where explicitly stated otherwise herein, or where the context otherwise requires, the information in this disclosure statement, including all financial and pro forma information, does not give effect to the Post-closing Transactions.

Ownership of PanAmSat

Upon the completion of the PanAmSat Acquisition Transactions, PanAmSat Holdco, which owns 100% of the equity interest of PanAmSat Opco, will be 100% owned by Intelsat Bermuda. Intelsat Bermuda is owned 100% by Intelsat, Ltd., which is 100% owned by Intelsat Holdings, Ltd. Upon the closing of the PanAmSat Acquisition Transactions, approximately 93.4% of Intelsat Holdings, Ltd.’s common equity is expected to be owned by the Investors (as defined below), including funds advised by or associated with Apax Partners Worldwide LLP and Apax Partners, L.P., referred to jointly as Apax Partners, Apollo Management V, L.P., referred to as Apollo, MDP Global Investors, Limited, referred to as MDP Global, and Permira Advisers LLC, referred to as Permira. Each of Apax Partners, Apollo, MDP Global and Permira is referred to as a Sponsor and the funds advised by or associated with each Sponsor are referred to as an Investor group. The Investor groups collectively are referred to as the Investors.

Unaudited Pro Forma Condensed Consolidated Financial Information

Set forth below is unaudited pro forma condensed consolidated financial information for PanAmSat Holdco and PanAmSat Opco. The information presented herein does not give effect to the Tender Offer, the issuance of the Additional Intelsat Bermuda Notes, the Intelsat Bermuda Intercompany Loan or the Post-closing Transactions.

PanAmSat Holdco

The following unaudited pro forma condensed consolidated statements of operations for the three month periods ended March 31, 2006 and 2005, and for the year ended December 31, 2005 and the unaudited pro forma condensed consolidated balance sheet as of March 31, 2006, are based on our historical consolidated financial statements after giving effect to the Transactions, which include the PanAmSat Acquisition Transactions, and the Government Business (G2) Merger, as if they had occurred on January 1, 2005 for purposes of the unaudited pro forma condensed consolidated statements of operations and as if they had occurred on March 31, 2006 for purposes of the unaudited pro forma condensed consolidated balance sheet.

The Transactions will be accounted for under the purchase method of accounting in accordance with Statement of Financial Accounting Standards No. 141, Business Combinations. The purchase price paid by Intelsat Bermuda to acquire PanAmSat Holdco and its subsidiaries and related purchase accounting adjustments will be “pushed down” and recorded in PanAmSat Holdco and its subsidiaries’ financial statements. As a result, the purchase price and related costs of the PanAmSat Acquisition Transactions will be allocated based on the estimated fair values of the assets acquired and liabilities assumed at the time of acquisition based on management’s best estimates. The pro forma information presented, including the allocation of the purchase price, is based on preliminary estimates of the fair values of assets acquired and liabilities assumed in connection with the PanAmSat Acquisition Transactions and utilizing available information. These preliminary estimates are based on certain assumptions we consider reasonable and may be revised as additional information becomes available. The preliminary valuation work performed by independent appraisers has been considered in our estimates of the fair values reflected in these unaudited pro forma condensed consolidated financial statements.

The final purchase price allocations for the PanAmSat Acquisition Transactions will be dependent on the finalization of asset and liability valuations, which may depend in part on prevailing market rates and conditions. A final determination of these fair values will include our consideration of final valuations prepared with the assistance of an independent appraiser. These final valuations will be based on the actual net tangible and intangible assets existing as of the closing date of the PanAmSat Acquisition Transactions. Any final adjustments may change the allocations of purchase price, which could affect the fair value assigned to the assets and liabilities and could result in a material change to the unaudited pro forma condensed consolidated financial statements, including recording additional goodwill.

Pro forma adjustments were made to reflect:

•	acquired tangible assets, identifiable intangible assets and assumed liabilities at their estimated fair values in connection with the PanAmSat Acquisition Transactions,

•	changes in depreciation and amortization expense resulting from fair value adjustments to net tangible assets and amortization expense related to amortizable intangible assets in connection with the PanAmSat Acquisition Transactions,

•	reclassifications and adjustments related to sales-type leases and income tax reserves to conform with Intelsat’s financial statement presentation,

•	issuance of and interest expense resulting from the debt to be incurred by PanAmSat Holdco and PanAmSat Opco in connection with the PanAmSat Acquisition Transaction,

•	the Government Business (G2) Merger and related revisions in intercompany agreements,

•	execution of the Master InterCompany Services Agreement, as described in The Transactions—Other Intercompany Transactions and the transfer of employee related liabilities, primarily pension and healthcare, resulting from the transfer of employees to PanAmSat from Intelsat,

•	income tax effects related to the pro forma adjustments, and

•	accrual of management fees of the Sponsors and their designated entities.

The pro forma financial statements reflect a number of contracts and agreements which management of both companies intend on executing prior to closing. The failure to do so or if the final terms are materially different from those currently contemplated, could result in a material difference in the information provided. Those contracts include:

•	the Employee Transfer Agreement,

•	the Master Intercompany Services Agreement, and

•	the IGEN/G2 Merger Agreement.

PanAmSat Holdco’s results for the year ended December 31, 2005 include approximately $56.0 million of debt extinguishment costs related to the premium paid for the early redemption of a portion of its 9% senior notes, and associated debt issuance costs written-off related to the early redemption and other voluntary term loan prepayments. No pro forma adjustments have been made for these non-recurring costs. PanAmSat Holdco currently pays a periodic dividend and as of March 31, 2006, dividends payable of $52.3 million were recorded on PanAmSat Holdco’s balance sheet.

The unaudited pro forma condensed consolidated financial information should be read in conjunction with Intelsat Ltd.’s historical consolidated financial statements and the associated notes and the historical consolidated financial statements of PanAmSat Holding Corporation and the associated notes. Such financial statements are available publicly at the website of the United States Securities and Exchange Commission (www.sec.gov). The unaudited pro forma condensed consolidated financial information is being furnished solely for informational purposes and is not intended to represent or be indicative of the consolidated results of operations or financial position we would have reported had these transactions been completed as of the dates and for the periods presented, nor is it necessarily indicative of future results.

PanAmSat Holdco

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the three months ended March 31, 2006

(in thousands)

		Pro Forma Adjustments					PanAmSat Holdco Pro Forma
	Historical PanAmSat Holdco	PanAmSat Acquisition Transactions		G2 Merger (13)	Other Intercompany Transactions
REVENUE
Operating leases, satellite services and other	$210,237	$8,493	(1)(2)	$(11,645)	$32,997	(14)	$240,082
Outright sales and sales-type leases	2,992	(2,992	) (2)	—	—		—

Total revenues	213,229	5,501		(11,645)	32,997		240,082

OPERATING COSTS AND EXPENSES
Depreciation and amortization	69,758	10,027	(4)	(421)	—		79,364
Direct operating costs	33,211	—		(8,120)	—		25,091
Selling, general and administrative expenses	25,114	—		(1,348)	34,352	(14)	58,118
Sponsor management fees	—	—		—	2,091	(3)	2,091
Gain on undesignated interest rate swap	(13,240)	—		—	—		(13,240)

Total operating costs and expenses	114,843	10,027		(9,889)	36,443		151,424

INCOME (LOSS) FROM OPERATIONS	98,386	(4,526)		(1,756)	(3,446)		88,658
INTEREST EXPENSE-Net	60,557	23,745	(5)(12)	10	—		84,312

INCOME (LOSS) BEFORE INCOME TAXES	37,829	(28,271)		(1,766)	(3,446)		4,346
INCOME TAX EXPENSE (BENEFIT)	10,045	(10,885	) (6)	(680)	(1,327	) (6)	(2,847)

NET INCOME (LOSS)	$27,784	$(17,386)		$(1,086)	$(2,119)		$7,193

See the accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

PanAmSat Holdco

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the three months ended March 31, 2005

(in thousands)

		Pro Forma Adjustments					PanAmSat Holdco Pro Forma
	Historical PanAmSat Holdco	PanAmSat Acquisition Transactions		G2 Merger (13)	Other Intercompany Transactions
REVENUE
Operating leases, satellite services and other	$205,201	$10,140	(1)(2)	$(13,563)	$32,519	(14)	$234,297
Outright sales and sales-type leases	3,607	(3,607	) (2)	—	—		—

Total revenues	208,808	6,533		(13,563)	32,519		234,297

OPERATING COSTS AND EXPENSES
Cost of outright sales and sales-type leases	(2,853)	2,853	(1)	—	—		—
Depreciation and amortization	69,765	11,151	(4)	(316)	—		80,600
Direct operating costs	34,947	—		(10,330)	—		24,617
Selling, general and administrative expenses	18,754	—		(1,187)	33,648	(14)	51,215
Sponsor management fees	10,444	—		—	1,571	(3)	12,015
Facilities restructuring and severance costs	3,349	—		(130)	—		3,219
Loss on termination of sales-type lease	2,307	(2,307	) (1)	—	—		—

Total operating costs and expenses	136,713	11,697		(11,963)	35,219		171,666

INCOME (LOSS) FROM OPERATIONS	72,095	(5,164)		(1,600)	(2,700)		62,631
INTEREST EXPENSE-Net	75,526	23,872	(5)(12)	61	—		99,459

INCOME (LOSS) BEFORE INCOME TAXES	(3,431)	(29,036)		(1,661)	(2,700)		(36,828)
INCOME TAX EXPENSE (BENEFIT)	(4,532)	(11,179	) (6)	(639)	(1,040	) (6)	(17,390)

NET INCOME (LOSS)	$1,101	$(17,857)		$(1,022)	$(1,660)		$(19,438)

See the accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

PanAmSat Holdco

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the year ended December 31, 2005

(in thousands)

	Historical PanAmSat Holdco	Pro Forma Adjustments					PanAmSat Holdco Pro Forma
		PanAmSat Acquisition Transactions		G2 Merger (13)	Other Intercompany Transactions
REVENUE
Operating leases, satellite services and other	$847,149	$40,341	(1)(2)	$(55,220)	$121,289	(14)	$953,559
Outright sales and sales-type leases	13,854	(13,854	) (2)	—	—		—

Total revenues	861,003	26,487		(55,220)	121,289		953,559

OPERATING COSTS AND EXPENSES
Cost of outright sales and sales-type leases	(4,303)	4,303	(1)	—	—		—
Depreciation and amortization	276,925	47,751	(4)	(1,284)	—		323,392
Direct operating costs	143,870	—		(39,173)	—		104,697
Selling, general and administrative expenses	82,584	—		(4,657)	120,822	(14)	198,749
Sponsor management fees	10,444	—		—	7,880	(3)	18,324
Facilities restructuring and severance costs	4,294	—		(476)	—		3,818
Loss on termination of sales-type lease	2,307	(2,307	) (1)	—	—		—
Gain on undesignated interest rate swap	(6,611)	—		—	—		(6,611)

Total operating costs and expenses	509,510	49,747		(45,590)	128,702		642,369

INCOME (LOSS) FROM OPERATIONS	351,493	(23,260)		(9,630)	(7,413)		311,190
INTEREST EXPENSE-Net	289,189	96,193	(5)(12)	62	—		385,444

INCOME (LOSS) BEFORE INCOME TAXES	62,304	(119,453)		(9,692)	(7,413)		(74,254)
INCOME TAX EXPENSE (BENEFIT)	(10,425)	(45,989	) (6)	(3,731)	(2,854	) (6)	(62,999)

NET INCOME (LOSS)	$72,729	$(73,464)		$(5,961)	$(4,559)		$(11,255)

See the accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

PanAmSat Holdco

Unaudited Pro Forma Condensed Consolidated Balance Sheet

As of March 31, 2006

(in thousands)

	Historical PanAmSat Holdco	Pro Forma Adjustments					PanAmSat Holdco Pro Forma
		PanAmSat Acquisition Transactions		G2 Merger(13)	Other Intercompany Transactions
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$152,165	$(64,000	) (7)	$73,000 (7)	$—		$161,165
Accounts receivables-net	76,341	—		(15,439)	—		60,902
Net investment in sales-type leases	9,959	(9,959	) (1)	—	—		—
Prepaid expenses and other	13,720	40,214	(16)	(120)	—		53,814
Deferred income taxes	16,711	—		—	(15,703	) (15)	1,008

Total current assets	268,896	(33,745)		57,441	(15,703)		276,889

SATELLITES AND OTHER PROPERTY AND EQUIPMENT-Net	1,950,862	(133,000	) (8)	(4,400)	—		1,813,462
NET INVESTMENT IN SALES-TYPE LEASES	64,785	(64,785	) (1)	—	—		—
AMORTIZABLE INTANGIBLE ASSETS	—	450,000	(9)	(10,000)	—		440,000
NON-AMORTIZABLE INTANGIBLE ASSETS	—	1,120,000	(9)	—	—		1,120,000
GOODWILL	2,244,131	1,515,267	(10)	(60,790)	—		3,698,608
DEFERRED CHARGES AND OTHER ASSETS-Net	341,398	(103,418	) (11)(16)	—	14,000	(14)	251,980

TOTAL ASSETS	$4,870,072	$2,750,319		$(17,749)	$(1,703)		$7,600,939

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable and accrued liabilities	$119,257	$52,677	(16)	$(4,993)	$—		$166,941
Current portion of long-term debt	16,600	—		—	—		16,600
Current portion of satellite incentive obligations	12,638	—		—	—		12,638
Accrued interest payable	17,930	—		—	—		17,930
Dividends payable	52,257	—		—	—		52,257
Deferred gains and revenues	34,012	(15,200)	(8)	(4,314)	—		14,498

Total current liabilities	252,694	37,477		(9,307)	—		280,864

LONG-TERM DEBT	3,200,775	1,331,215	(5)(12)	—	—		4,531,990
DEFERRED INCOME TAXES	19,212	486,378	(6)	(7,643)	(16,170	) (14)	481,777
DEFERRED CREDITS AND OTHER (principally customer deposits, satellite incentive obligations and deferred revenue)	370,164	(52,677	) (16)	(799)	42,000	(14)	358,688

TOTAL LIABILITIES	3,842,845	1,802,393		(17,749)	25,830		5,653,319

STOCKHOLDERS’ EQUITY
Common Stock	1,226	—		—	—		1,226
Additional paid-in-capital	1,007,648	966,279	(17)	—	(11,830	) (14)	1,962,097
Retained earnings (loss)	21,340	(21,340	) (17)	—	(15,703	) (15)	(15,703)
Accumulated other comprehensive (loss) income:	431	(431	) (17)	—	—		—
Other stockholders’ equity (deficit)	(3,418)	3,418	(17)	—	—		—

TOTAL STOCKHOLDERS’ EQUITY	1,027,227	947,926		—	(27,533)		1,947,620

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$4,870,072	$2,750,319		$(17,749)	$(1,703)		$7,600,939

See the accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

PanAmSat Holdco

Notes to Unaudited Pro Forma Condensed Consolidated

Financial Information

(dollars in thousands)

(1)	Reflects adjustments of $5,501 and $6,533 for the three months ended March 31, 2006 and 2005, respectively, and $26,487 for the year ended December 31, 2005, to conform to Intelsat Ltd.’s current accounting policies the treatment of sales-type leases (and the related revenues and costs) to be acquired in the PanAmSat Acquisition Transactions to record them as service agreements following the application of purchase accounting.

(2)	Reflects a reclassification of interest revenue earned on previously classified sales-type leases to revenue from operating leases to be consistent with adjustment (1) above to conform to Intelsat Ltd.’s current accounting policies.

(3)	Reflects the monitoring fee to be paid by Intelsat Bermuda and/or PanAmSat Holdco to the Sponsors and their designated entities and is calculated as the greater of $6,250 or 1.25% of pro forma PanAmSat Opco Adjusted EBITDA. The pro forma adjustment is $2,091 and $1,571 for the three months ended March 31, 2006 and 2005, respectively, and $7,880 for the year ended December 31, 2005. This adjustment is net of any management fees paid to our prior sponsors.

(4)	Reflects adjustment to depreciation and amortization using the straight-line method resulting from estimated fair value adjustments to the satellites, other property and equipment and amortizable intangible assets as a result of the PanAmSat Acquisition Transactions. Useful lives of assets have been adjusted to be consistent with Intelsat Ltd.’s depreciation policies. Also included is the reduction of amortization related to capitalized customer incentive program costs which were assigned no value in purchase accounting. The reduction in amortization related to these assets is $898 and $590 for the three months ended March 31, 2006 and 2005, respectively, and $2,922 for the year ended December 31, 2005.

(5)	Reflects incremental interest expense and issuance of the notes, in the amount of $1,300,000, to be issued in connection with the PanAmSat Acquisition Transactions, bearing interest at an assumed weighted average interest rate of 9.34%. The interest expense adjustment assumes amortization of debt issuance costs of $1,339 for each of the three months ended March 31, 2006 and 2005, respectively, and $5,357 for the year ended December 31, 2005. The incremental interest expense is net of additional pro forma interest capitalized of $2,567 and $3,027 for the three month periods ended March 31, 2006 and 2005, respectively, and of $10,432 for the year ended December 31, 2005. Also included in the interest expense is amortization of premium related to the revalued debt assumed in the PanAmSat Acquisition Transactions (see note 12). Pro forma amortization for each of the three months ended March 31, 2006 and 2005 is $1,183 and for the year ended December 31, 2005 is $4,734. For each 0.25% increase or decrease in the assumed weighted average rate with respect to our senior secured credit facilities and the notes to be issued in connection with the PanAmSat Acquisition Transactions, our annual interest expense would increase or decrease by $4,988 and $3,250, respectively.

(6)

Reflects the estimated tax effect on the historical results of operations of the PanAmSat Acquisition Transactions and the pro forma adjustments, and a net deferred tax liability arising from the preliminary purchase price allocation. As PanAmSat Holdco is a U.S. based corporation, we have utilized an estimated combined federal and state statutory tax rate of 38.5% to both compute the deferred tax assets and liabilities and to record the estimated tax expense or benefit of the PanAmSat Acquisition Transactions. The purchase price allocation may change upon our receipt of more detailed information and upon closing, which would change the estimated tax effect and deferred tax liability associated with the preliminary purchase price allocation.

(7)	Reflects the net effect to cash for (i) the use of cash in the PanAmSat Acquisition Transactions of $64,000 and (ii) the receipt of cash related to the G2 merger of $73,000.

(8)	Reflects adjustments to record the assets acquired and liabilities assumed at their estimated fair values. The assets and liabilities’ estimated values have been based on a preliminary purchase price of $3,285,588 calculated as follows:

Cash paid	$3,173,588
Transaction costs	112,000

Total cost of acquisition	$3,285,588

Allocation of the purchase price was performed using information currently available. The purchase price allocation may change materially upon our receipt of more detailed information and upon closing. The preliminary purchase price allocation is as follows:

	Fair Value of Net Assets Acquired	Issuance of Notes	G2 Merger	Other Intercompany Transactions	Pro Forma Balance Sheet
Current assets acquired	$299,151	$(64,000)	$57,441	$(15,703)	$276,889
Satellites and other property and equipment	1,817,862		(4,400)		1,813,462
Other noncurrent assets	184,415	53,565		14,000	251,980
Intangible assets	1,570,000		(10,000)		1,560,000
Goodwill	3,759,398		(60,790)		3,698,608
Assumed debt	(3,248,590)	(1,300,000)			(4,548,590)
Current liabilities less current portion of debt	(273,571)		9,307		(264,264)
Deferred tax liability	(505,590)		7,643	16,170	(481,777)
Other non-current liabilities	(317,487)		799	(42,000)	(358,688)

	$3,285,588

(9)	Reflects adjustments to preliminarily record the identifiable intangible assets valued as part of the PanAmSat Acquisition Transactions at their estimated fair values. The identifiable intangible assets and estimated values have been based on a preliminary purchase price allocation performed using management’s best estimate, given the limited information currently available. The purchase price allocation and identified intangible assets may change upon our receipt of more detailed information and upon closing, and such changes may be significant. These identifiable intangible assets consist of the following:

	Estimated Fair Value	Estimated Useful Lives
Amortizable
Backlog	$266,000	5.1 years
Customer relationships	184,000	11.6 years

Total	$450,000

Non-amortizable
Orbital slots	$1,120,000	Indefinite

(10)	Reflects the recognition of goodwill resulting from the preliminary allocation of pro forma purchase price calculated as the difference between tangible and intangible net assets acquired and the purchase price.

(11)	Reflects net adjustments to other assets resulting from the following items:

Debt issuance costs in connection with the notes to be issued in the PanAmSat Acquisition Transactions	$53,565
Write off of pre-acquisition deferred financing costs	(92,936)
Write off of pre-acquisition incentive programs	(24,800)
Write up of interest rate swap	3,600
Reclass of orbital slots to conform to Intelsat presentation	(2,633)

Change in other assets excluding the reclass described in footnote 16 below	$(63,204)

(12)	Reflects a net premium of $31,215 applied to the face value of outstanding debt of PanAmSat Holdco. The estimated values have been based on a preliminary purchase price allocation performed using information currently available. The purchase price allocation and premium on the assumed debt may change upon our receipt of more detailed information and upon closing. The premium is being amortized over the expected remaining life of the debt.

(13)	Reflects the sale of the Government Business (G2) to Intelsat General Corporation, as discussed in “The Transactions — The Government Business Merger.” The adjustments reflect (i) the removal of G2’s revenue and expenses, (ii) a revision in our contractual rates with G2, which will be executed at closing of the PanAmSat Acquisition Transactions and the Government Business Merger, for services we provide to G2, resulting in an adjustment to revenue of approximately $1,501 and $1,376 for the three months ended March 31, 2006 and 2005, respectively, and $6,202 for the year ended December 31, 2005, (iii) the removal of assets and liabilities (at their fair values as the result of purchase accounting) and (iv) the receipt of $73,000 of sales proceeds from Intelsat, Ltd.

(14)	Reflects the effects of the execution of the Master InterCompany Services Agreement and the InterCompany Agreement regarding Transfer of Employees at closing, as discussed in “The Transactions — Other InterCompany Transactions.” The adjustment reflects the transfer of certain employees from Intelsat Global Services Corp. to us, which will occur at closing. We will incur the costs of these employees, approximately $34,352 and $33,648 for the three months ended March 31, 2006 and 2005 and $120,822 for the year ended December 31, 2005. Charges of these costs to those Intelsat entities benefiting from these employees’ services plus an applicable margin are estimated to be $32,997 and $32,519 for the three months ended March 31, 2006 and 2005 and $121,289 for the year ended December 31, 2005. The adjustment to the balance sheet reflects the assumption by us primarily of healthcare and post-retirement liabilities and the related deferred tax asset.

(15)	Reflects a reduction of deferred tax assets from net operating loss carryforwards resulting from the gain in the G2 Merger. The difference between the purchase price and the net equity balances at March 31, 2006 results in a gain of $40,787. As a result of this gain, the pro forma reduction in deferred tax assets was $15,703.

(16)	Reflects a reclassification of $40,214 from long-term assets to current assets and $52,677 from long-term liabilities to current liabilities as of March 31, 2006 to conform to Intelsat, Ltd.’s current accounting policies for income tax reserves.

(17)	Reflects adjustments to equity to reflect the following:

Elimination of historical stockholders’ equity of PanAmSat Holdco	$(1,027,227)
Pushdown of Intelsat Bermuda’s basis in PanAmSat Holdco	1,975,153

Pro forma adjustment to stockholders’ equity	$947,926

PanAmSat Opco

The following unaudited pro forma condensed consolidated statements of operations for the three month periods ended March 31, 2006 and 2005, and for the year ended December 31, 2005 and the unaudited pro forma condensed consolidated balance sheet as of March 31, 2006, are based on PanAmSat Opco’s historical consolidated financial statements after giving effect to the Transactions, which include the PanAmSat Acquisition Transactions and the Government Business (G2) Merger, as if they had occurred on January 1, 2005 for purposes of the unaudited pro forma condensed consolidated statements of operations and as if they had occurred on March 31, 2006 for purposes of the unaudited pro forma condensed consolidated balance sheet.

The Transactions will be accounted for under the purchase method of accounting in accordance with Statement of Financial Accounting Standards No. 141, “Business Combinations”. The purchase price paid by Intelsat Bermuda to acquire PanAmSat Holdco and its subsidiaries and related purchase accounting adjustments will be “pushed down” and recorded in PanAmSat Opco and its subsidiaries’ financial statements. As a result, the purchase price and related costs of the PanAmSat Acquisition Transactions will be allocated based on the estimated fair values of the assets acquired and liabilities assumed at the time of acquisition based on management’s best estimates. The pro forma information presented, including the allocation of the purchase price, is based on preliminary estimates of the fair values of assets acquired and liabilities assumed in connection with the PanAmSat Acquisition Transactions and utilizing available information. These preliminary estimates are based on certain assumptions we consider reasonable and may be revised as additional information becomes available. The preliminary valuation work performed by independent appraisers has been considered in our estimates of the fair values reflected in these unaudited pro forma condensed consolidated financial statements.

The final purchase price allocations for the PanAmSat Acquisition Transactions will be dependent on the finalization of asset and liability valuations, which may depend in part on prevailing market rates and conditions. A final determination of these fair values will include our consideration of final valuations prepared with the assistance of an independent appraiser. These final valuations will be based on the actual net tangible and intangible assets existing as of the closing date of the PanAmSat Acquisition Transactions. Any final adjustments may change the allocations of purchase price, which could affect the fair value assigned to the assets and liabilities and could result in a material change to the unaudited pro forma condensed consolidated financial statements, including recording additional goodwill.

Pro forma adjustments were made to reflect:

•	acquired tangible assets, identifiable intangible assets and assumed liabilities at their estimated fair values in connection with the PanAmSat Acquisition Transactions,

•	changes in depreciation and amortization expense resulting from fair value adjustments to net tangible assets and amortization expense related to amortizable intangible assets in connection with the PanAmSat Acquisition Transactions,

•	reclassifications and adjustments related to sales-type leases to conform with Intelsat’s financial statement presentation,

•	issuance of and interest expense resulting from the debt to be incurred by PanAmSat Opco in connection with the PanAmSat Acquisition Transactions,

•	the Government Business (G2) Merger and related revisions in intercompany agreements,

•	execution of the Master InterCompany Services Agreement, as described in The Transactions—Other Intercompany Transactions and the transfer of employee related liabilities, primarily pension and healthcare, resulting from the transfer of employees to PanAmSat from Intelsat,

•	income tax effects related to the pro forma adjustments, and

•	accrual of management fees of the Sponsors and their designated entities.

The pro forma financial statements reflect a number of contracts and agreements which management of both companies intend on executing prior to closing. The failure to do so or if the final terms are materially different from those currently contemplated, there could be a material difference in the information provided. Those contracts include:

•	the Employee Transfer Agreement,

•	the Master Intercompany Services Agreement, and

•	the IGEN/G2 Merger Agreement.

The unaudited pro forma condensed consolidated financial information should be read in conjunction with Intelsat Ltd.’s historical consolidated financial statements and the associated notes and the historical consolidated financial statements of PanAmSat Corporation and the associated notes. Such financial statements are available publicly at the website of the United States Securities and Exchange Commission (www.sec.gov). The unaudited pro forma condensed consolidated financial information is being furnished solely for informational purposes and is not intended to represent or be indicative of the consolidated results of operations or financial position we would have reported had these transactions been completed as of the dates and for the periods presented, nor is it necessarily indicative of future results.

PanAmSat Opco

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the three months ended March 31, 2006

(in thousands)

		Pro Forma Adjustments
	Historical PanAmSat Opco	PanAmSat Acquisition Transactions		G2 Merger (13)	Other Intercompany Transactions		PanAmSat Opco Pro Forma
REVENUE
Operating leases, satellite services and other	$210,237	$8,493	(1)(2)	$(11,645)	$32,997	(14)	$240,082
Outright sales and sales-type leases	2,992	(2,992	) (2)	—	—		—

Total revenues	213,229	5,501		(11,645)	32,997		240,082

OPERATING COSTS AND EXPENSES
Depreciation and amortization	69,758	10,027	(4)	(421)	—		79,364
Direct operating costs	33,211	—		(8,120)	—		25,091
Selling, general and administrative expenses	17,941	—		(1,348)	34,352	(14)	50,945
Sponsor management fees	—	—		—	2,091	(3)	2,091
Gain on undesignated interest rate swap	(13,240)	—		—	—		(13,240)

Total operating costs and expenses	107,670	10,027		(9,889)	36,443		144,251

INCOME FROM OPERATIONS	105,559	(4,526)		(1,756)	(3,446)		95,831
INTEREST EXPENSE-Net	53,164	5,732	(5)(12)	10	—		58,906

INCOME (LOSS) BEFORE INCOME TAXES	52,395	(10,258)		(1,766)	(3,446)		36,925
INCOME TAX EXPENSE (BENEFIT)	15,371	(3,950	) (6)	(680)	(1,327	) (6)	9,414

NET INCOME (LOSS)	$37,024	$(6,308)		$(1,086)	$(2,119)		$27,511

See the accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

PanAmSat Opco

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the three months ended March 31, 2005

(in thousands)

		Pro Forma Adjustments
	Historical PanAmSat Opco	PanAmSat Acquisition Transactions		G2 Merger(13)	Other Intercompany Transactions		PanAmSat Opco Pro Forma
REVENUE
Operating leases, satellite services and other	$205,201	$10,140	(1)(2)	$(13,563)	$32,519	(14)	$234,297
Outright sales and sales-type leases	3,607	(3,607	)(2)	—	—		—

Total revenues	208,808	6,533		(13,563)	32,519		234,297

OPERATING COSTS AND EXPENSES
Cost of outright sales and sales-type leases	(2,853)	2,853	(1)	—	—		—
Depreciation and amortization	69,765	11,151	(4)	(316)	—		80,600
Direct operating costs	34,947	—		(10,330)	—		24,617
Selling, general and administrative expenses	18,355	—		(1,187)	33,648	(14)	50,816
Sponsor management fees	10,444	—		—	1,571	(3)	12,015
Facilities restructuring and severance costs	3,349	—		(130)	—		3,219
Loss on termination of sales-type lease	2,307	(2,307	)(1)	—	—		—

Total operating costs and expenses	136,314	11,697		(11,963)	35,219		171,267

INCOME FROM OPERATIONS	72,494	(5,164)		(1,600)	(2,700)		63,030
INTEREST EXPENSE-Net	68,827	5,932	(5)(12)	61	—		74,820

INCOME (LOSS) BEFORE INCOME TAXES	3,667	(11,096)		(1,661)	(2,700)		(11,790)
INCOME TAX EXPENSE (BENEFIT)	(2,966)	(4,272	)(6)	(639)	(1,040	)(6)	(8,917)

NET INCOME (LOSS)	$6,633	$(6,824)		$(1,022)	$(1,660)		$(2,873)

See the accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

PanAmSat Opco

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the year ended December 31, 2005

(in thousands)

		Pro Forma Adjustments
	Historical PanAmSat Opco	PanAmSat Acquisition Transactions		G2 Merger (13)	Other Intercompany Transactions		PanAmSat Opco Pro Forma
REVENUE
Operating leases, satellite services and other	$847,149	$40,341	(1)(2)	$(55,220)	$121,289	(14)	$953,559
Outright sales and sales-type leases	13,854	(13,854	) (2)	—	—		—

Total revenues	861,003	26,487		(55,220)	121,289		953,559

OPERATING COSTS AND EXPENSES
Cost of outright sales and sales-type leases	(4,303)	4,303	(1)	—	—		—
Depreciation and amortization	276,925	47,751	(4)	(1,284)	—		323,392
Direct operating costs	143,870	—		(39,173)	—		104,697
Selling, general and administrative expenses	74,969	—		(4,657)	120,822	(14)	191,134
Sponsor management fees	10,444	—		—	7,880	(3)	18,324
Facilities restructuring and severance costs	4,294	—		(476)	—		3,818
Loss on termination of sales-type lease	2,307	(2,307	) (1)	—	—		—
Gain on undesignated interest rate swap	(6,611)	—		—	—		(6,611)

Total operating costs and expenses	501,895	49,747		(45,590)	128,702		634,754

INCOME FROM OPERATIONS	359,108	(23,260)		(9,630)	(7,413)		318,805
INTEREST EXPENSE-Net	261,383	24,367	(5)(12)	62	—		285,812

INCOME (LOSS) BEFORE INCOME TAXES	97,725	(47,627)		(9,692)	(7,413)		32,993
INCOME TAX EXPENSE (BENEFIT)	2,105	(18,336	) (6)	(3,731)	(2,854	) (6)	(22,816)

NET INCOME (LOSS)	$95,620	$(29,291)		$(5,961)	$(4,559)		$55,809

See the accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

PanAmSat Opco

Unaudited Pro Forma Condensed Consolidated Balance Sheet

As of March 31, 2006

(in thousands)

	Historical PanAmSat Opco	Pro Forma Adjustments					PanAmSat Opco Pro Forma
		PanAmSat Acquisition Transactions		G2 Merger(13)	Other Intercompany Transactions
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$152,097	$(64,000	) (7)	$73,000 (7)	$—		$161,097
Accounts receivables-net	76,341	—		(15,439)	—		60,902
Net investment in sales-type leases	9,959	(9,959	) (1)	—	—		—
Prepaid expenses and other	13,390	40,214	(16)	(120)	—		53,484
Deferred income taxes	16,711			—	(15,703	) (15)	1,008

Total current assets	268,498	(33,745)		57,441	(15,703)		276,491

SATELLITES AND OTHER PROPERTY AND EQUIPMENT-Net	1,950,862	(133,000	) (8)	(4,400)	—		1,813,462
NET INVESTMENT IN SALES-TYPE LEASES	64,785	(64,785	) (1)	—	—		—
AMORTIZABLE INTANGIBLE ASSETS	—	450,000	(9)	(10,000)	—		440,000
NON-AMORTIZABLE INTANGIBLE ASSETS	—	1,120,000	(9)	—	—		1,120,000
GOODWILL	2,244,131	1,515,267	(10)	(60,790)	—		3,698,608
DEFERRED CHARGES AND OTHER ASSETS-Net	335,623	(129,638	) (11)(16)	—	14,000	(14)	219,985

TOTAL ASSETS	$4,863,899	$2,724,099		$(17,749)	$(1,703)		$7,568,546

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable and accrued liabilities	$110,049	$52,677	(16)	$(4,993)	$—		$157,733
Current portion of long-term debt	16,600	—		—	—		16,600
Current portion of satellite incentive obligations	12,638	—		—	—		12,638
Accrued interest payable	17,930	—		—	—		17,930
Dividends payable	61,398	—		—	—		61,398
Deferred gains and revenues	34,012	(15,200	) (8)	(4,314)	—		14,498

Total current liabilities	252,627	37,477		(9,307)	—		280,797

LONG-TERM DEBT	2,911,250	594,340	(5)(12)	—	—		3,505,590
DEFERRED INCOME TAXES	39,035	488,601	(6)	(7,643)	(16,170	) (14)	503,823
DEFERRED CREDITS AND OTHER (principally customer deposits, satellite incentive obligations and deferred revenue)	370,164	(52,677	) (16)	(799)	42,000	(14)	358,688

TOTAL LIABILITIES	3,573,076	1,067,741		(17,749)	25,830		4,648,898

STOCKHOLDERS’ EQUITY
Common Stock	—	—		—	—		—
Additional paid-in-capital	803,545	2,143,636	17)	—	(11,830	) (14)	2,935,351
Retained earnings (loss)	490,265	(490,265	) (17)	—	(15,703	) (15)	(15,703)
Accumulated other comprehensive (loss) income	431	(431	) (17)	—	—		—
Other stockholders’ equity (deficit)	(3,418)	3,418	(17)	—	—		—

TOTAL STOCKHOLDERS’ EQUITY	1,290,823	1,656,358		—	(27,533)		2,919,648

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$4,863,899	$2,724,099		$(17,749)	$(1,703)		$7,568,546

See the accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

PanAmSat Opco

Notes to Unaudited Pro Forma Condensed Consolidated

Financial Information

(dollars in thousands)

(1)	Reflects adjustments of $5,501 and $6,533 for the three months ended March 31, 2006 and 2005, respectively, and $26,487 for the year ended December 31, 2005, to conform to Intelsat Ltd.’s current accounting policies the treatment of sales-type leases (and the related revenues and costs) to be acquired in the PanAmSat Acquisition Transactions to record them as service agreements following the application of purchase accounting.

(2)	Reflects a reclassification of interest revenue earned on previously classified sales-type leases to revenue from operating leases to be consistent with adjustment (1) above to conform to Intelsat Ltd.’s current accounting policies.

(3)	Reflects the monitoring fee to be paid by Intelsat Bermuda and/or PanAmSat Holdco to the Sponsors and their designated entities and is calculated as the greater of $6,250 or 1.25% of pro forma PanAmSat Opco Adjusted EBITDA. The pro forma adjustment is $2,091 and $1,571 for the three months ended March 31, 2006 and 2005, respectively, and $7,880 for the year ended December 31, 2005. This adjustment is net of any management fees paid to our prior sponsors.

(4)	Reflects adjustment to depreciation and amortization using the straight-line method resulting from estimated fair value adjustments to the satellites, other property and equipment and amortizable intangible assets as a result of the PanAmSat Acquisition Transactions. Useful lives of assets have been adjusted to be consistent with Intelsat Ltd.’s depreciation policies. Also included is the reduction of amortization related to capitalized customer incentive program costs which were assigned no value in purchase accounting. The reduction in amortization related to these assets is $898 and $590 for the three months ended March 31, 2006 and 2005, respectively, and $2,922 for the year ended December 31, 2005.

(5)	Reflects incremental interest expense and issuance of the notes, in the amount of $575,000, to be issued in connection with the PanAmSat Acquisition Transactions, bearing interest at an assumed interest rate of 8.5%. The interest expense adjustment assumes amortization of debt issuance costs of $539 for each of the three months ended March 31, 2006 and 2005, respectively, and $2,157 for the year ended December 31, 2005. The incremental interest expense is net of additional pro forma interest capitalized of $2,166 and $2,555 for the three month periods ended March 31, 2006 and 2005, respectively, and of $8,600 for the year ended December 31, 2005. Also included in the interest expense is amortization of premium related to the revalued debt assumed in the PanAmSat Acquisition Transactions (see note 12). Pro forma amortization for each of the three months ended March 31, 2006 and 2005 is $836 and for the year ended December 31, 2005 is $3,343. For each 0.25% increase or decrease in the assumed weighted average rate with respect to our senior secured credit facilities and the notes to be issued in connection with the PanAmSat Acquisition Transactions, our annual interest expense would increase or decrease by $4,988 and $1,438, respectively.

(6)

Reflects the estimated tax effect on the historical results of operations of the PanAmSat Acquisition Transactions and the pro forma adjustments, and a net deferred tax liability arising from the preliminary purchase price allocation. As PanAmSat Opco is a U.S. based corporation, we have utilized an estimated combined federal and state statutory tax rate of 38.5% to both compute the deferred tax assets and liabilities and to record the estimated tax expense or benefit of the PanAmSat Acquisition Transactions. The purchase price allocation may change upon our receipt of more detailed information and upon closing, which would change the estimated tax effect and deferred tax liability associated with the preliminary purchase price allocation.

(7)	Reflects the net effect to cash for (i) the use of cash in the PanAmSat Acquisition Transactions of $64,000 and (ii) the receipt of cash related to the G2 Merger of $73,000.

(8)	Reflects adjustments to record the assets acquired and liabilities assumed at their estimated fair values. The assets and liabilities’ estimated values have been based on a preliminary purchase price of consolidated PanAmSat Holdco of $3,285,588.

Allocation of the purchase price was performed using information currently available. The purchase price allocation may change materially upon our receipt of more detailed information and upon closing.

PanAmSat Holding Corporation has a negative net book value of $263,596 and a fair market value adjustments of $15,427, resulting in a net deficit of $279,023 which is reflected in the total purchase price allocation. This results in an increase to the purchase price allocated to PanAmSat Opco. The preliminary purchase price allocation is as follows:

Fair Value of Net Assets Acquired
Current assets acquired	$298,753
Satellites and other property and equipment	1,817,862
Other noncurrent assets	184,415
Intangible assets	1,570,000
Goodwill	3,759,398
Assumed debt	(2,947,190)
Current liabilities less current portion of debt	(273,504)
Deferred tax liability	(527,636)
Other non-current liabilities	(317,487)

$3,564,611

(9)	Reflects adjustments to preliminarily record the identifiable intangible assets valued as part of the PanAmSat Acquisition Transactions at their estimated fair values. The identifiable intangible assets and estimated values have been based on a preliminary purchase price allocation performed using management’s best estimate, given the limited information currently available. The purchase price allocation and identified intangible assets may change upon our receipt of more detailed information and upon closing, and such changes as may be significant. These identifiable intangible assets consist of the following:

	Estimated Fair Value	Estimated Useful Lives
Amortizable
Backlog	$266,000	5.1 years
Customer relationships	184,000	11.6 years

Total	$450,000

Non-amortizable
Orbital slots	1,120,000	Indefinite

(10)	Reflects the recognition of goodwill resulting from the preliminary allocation of pro forma purchase price calculated as the difference between tangible and intangible net assets acquired and the purchase price.

(11)	Reflects net adjustments to other assets resulting from the following items:

Debt issuance costs in connection with the notes to be issued in the PanAmSat Acquisition Transactions	$21,570
Write off of pre-acquisition deferred financing costs	(87,161)
Write off of pre-acquisition incentive programs	(24,800)
Write up of interest rate swap	3,600
Reclass of orbital slots to conform to Intelsat presentation	(2,633)

Change in other assets excluding the reclass described in footnote 16 below	$(89,424)

(12)	Reflects a net premium of $19,340 applied to the face value of outstanding debt of PanAmSat Opco. The estimated values have been based on a preliminary purchase price allocation performed using information currently available. The purchase price allocation and premium on the assumed debt may change upon our receipt of more detailed information and upon closing. The premium is being amortized over the expected remaining life of the debt.

(13)	Reflects the sale of the Government Business (G2) to Intelsat General Corporation, as discussed in “The Transactions—The Government Business Merger.” The adjustments reflect (i) the removal of G2’s revenue and expenses, (ii) a revision in our contractual rates with G2, which will be executed at closing of the PanAmSat Acquisition Transactions and the Government Business Merger, for services we provide to G2, resulting in an adjustment to revenue of approximately $1,501 and $1,376 for the three months ended March 31, 2006 and 2005, respectively, and $6,202 for the year ended December 31, 2005, (iii) the removal of assets and liabilities (at their fair values as the result of purchase accounting) and (iv) the receipt of $73,000 of sales proceeds from Intelsat, Ltd.

(14)	Reflects the effects of the execution of the Master InterCompany Services Agreement and the InterCompany Agreement regarding Transfer of Employees at closing, as discussed in “The Transactions—Other InterCompany Transactions.” The adjustment reflects the transfer of certain employees from Intelsat Global Services Corp. to us, which will occur at closing. We will incur the costs of these employees, approximately $34,352 and $33,648 for the three months ended March 31, 2006 and 2005 and $120,822 for the year ended December 31, 2005. Charges of these costs to those Intelsat entities benefiting from these employees’ services plus an applicable margin will be $32,997 and $32,519 for the three months ended March 31, 2006 and 2005 and $121,289 for the year ended December 31, 2005. The adjustments to the balance sheet reflects the assumption by us primarily of healthcare and post-retirement liabilities and the related deferred tax asset.

(15)	Reflects a reduction of deferred tax assets from net operating loss carryforwards to offset taxable income recognized in the G2 Merger. The difference between the purchase price and the net equity balances at March 31, 2006 results in a gain of $40,787. As a result of this gain, the pro forma reduction in deferred tax assets was $15,703.

(16)	Reflects a reclassification of $40,214 from long-term assets to current assets and $52,677 from long-term abilities to current liabilities as of March 31, 2006 to conform to Intelsat, Ltd.’s current accounting policies for income tax reserves.

(17)	Reflects adjustments to equity to reflect the following:

Elimination of historical stockholders’ equity of PanAmSat Opco	$(1,290,823)
Pushdown of Intelsat Bermuda’s basis	2,947,181

Pro forma adjustment to stockholders’ equity	$1,656,358

Additional Unaudited Pro Forma Financial Information

Other Data and Certain Ratios

The following additional unaudited pro forma financial information of PanAmSat Holdco and PanAmSat Opco is being furnished solely for informational purposes and is not intended to represent or be indicative of the consolidated results of operations or financial position we would have reported had these transactions been completed as of the dates and for the periods presented, nor is it necessarily indicative of future results. The information presented herein does not give effect to the Tender Offer, the issuance of the Additional Intelsat Bermuda Notes, the Intelsat Bermuda Intercompany Loan or the Post-closing Transactions.

	Year Ended December 31,			Three Months Ended March 31,		Pro Forma Year Ended December 31, 2005	Pro Forma Twelve Months Ended March 31, 2006 (1)
	2003	2004	2005	2005	2006
	(dollars in thousands except where stated)
PanAmSat Holdco Other Data (balance sheet data at period end):
PanAmSat Holdco EBITDA (1)	$591,007	$314,520	$628,418		$168,144	$634,582	$659,373
PanAmSat Holdco Adjusted EBITDA (2)						712,719	718,543
Debt (principal amount) (3)							4,517,375
Net Debt (4)							4,356,210
Cash Interest Expense (5)							363,019
Ratio of Debt to PanAmSat Holdco Adjusted EBITDA							6.3	x
Ratio of Net Debt to PanAmSat Holdco Adjusted EBITDA							6.1	x
Ratio of PanAmSat Holdco Adjusted EBITDA to Cash Interest Expense							2.0	x
PanAmSat Opco Other Data (balance sheet data at period end):
PanAmSat Opco EBITDA (1)	$591,007	$314,797	$636,033		$175,317	$642,197	$673,762
PanAmSat Opco Adjusted EBITDA (2)						713,715	719,785
Debt (principal amount) (6)							3,502,850
Net Debt (4)							3,341,753
Cash Interest Expense (5)							290,519
Ratio of Debt to PanAmSat Opco Adjusted EBITDA							4.9	x
Ratio of Net Debt to PanAmSat Opco Adjusted EBITDA							4.6	x
Ratio of PanAmSat Opco Adjusted EBITDA to Cash Interest Expense							2.5	x

(1)	EBITDA consists of net income (loss) before interest, taxes and depreciation and amortization. EBITDA is a measure commonly used in the fixed satellite services sector, and we present our EBITDA to enhance understanding of our operating performance. We use our EBITDA as one criterion for evaluating our performance relative to that of our peers. We believe that EBITDA is an operating performance measure, and not a liquidity measure, that provides investors and analysts with a measure of operating results unaffected by differences in capital structures, capital investment cycles and ages of related assets among otherwise comparable companies. However, EBITDA is not a measure of financial performance, and our EBITDA may not be comparable to similarly titled measures of other companies. You should not consider our EBITDA as an alternative to operating or net income, as an indicator of our operating performance, or as an alternative to cash flows from operating activities, as an indicator of cash flows, or as a measure of liquidity.

Set forth below is a reconciliation of net income (loss) to EBITDA for the years ended December 31, 2003, 2004 and 2005, three months ended March 31, 2005 and 2006 as well as pro forma year ended December 31, 2005 and pro forma twelve months ended March 31, 2006.

PanAmSat Holdco—Reconciliation to EBITDA

	Year Ended December 31,			Three Months Ended March 31,		Pro Forma Year Ended December 31, 2005	Pro Forma Twelve Months Ended March 31, 2006
	2003	2004	2005	2005	2006
	(dollars in thousands)
Net income (loss)	$99,532	$(78,988)	$72,729	$1,101	$27,784	$(11,255)	$15,376
Add (Subtract):
Interest expense, net	143,632	191,987	289,189	75,526	60,557	385,444	370,297
Income tax expense (benefit)	35,010	(93,301)	(10,425)	(4,532)	10,045	(62,999)	(48,456)
Depreciation and amortization	312,833	294,822	276,925	69,765	69,758	323,392	322,156

EBITDA	$591,007	$314,520	$628,418	$141,860	$168,144	$634,582	$659,373

PanAmSat Opco—Reconciliation to EBITDA

	Year Ended December 31,			Three Months Ended March 31,		Pro Forma Year Ended December 31, 2005	Pro Forma Twelve Months Ended March 31, 2006
	2003	2004	2005	2005	2006
	(dollars in thousands)
Net income (loss)	$99,532	$(75,489)	$95,620	$6,633	$37,024	$55,809	$86,193
Add (Subtract):
Interest expense, net	143,632	186,754	261,383	68,827	53,164	285,812	269,898
Income tax expense (benefit)	35,010	(91,290)	2,105	(2,966)	15,371	(22,816)	(4,485)
Depreciation and amortization	312,833	294,822	276,925	69,765	69,758	323,392	322,156

EBITDA	$591,007	$314,797	$636,033	$142,259	$175,317	$642,197	$673,762

(2)	PanAmSat Holdco Adjusted EBITDA and PanAmSat Opco Adjusted EBITDA, are calculated based on the term Adjusted EBITDA, as defined in the indentures governing the notes to be issued in connection with the PanAmSat Acquisition Transactions. PanAmSat Holdco Adjusted EBITDA and PanAmSat Opco Adjusted EBITDA consist of EBITDA as adjusted to exclude or include certain unusual items, certain other operating expense items and other adjustments permitted in calculating covenant compliance under the respective indentures. PanAmSat Holdco Adjusted EBITDA and PanAmSat Opco Adjusted EBITDA are presented on a pro forma basis as if the Transactions had occurred as of January 1, 2005. Adjusted EBITDA is a material component of the leverage ratio covenants included in the indentures governing the notes to be issued in connection with the PanAmSat Acquisition Transaction.

We believe some investors may use PanAmSat Holdco Adjusted EBITDA and PanAmSat Opco Adjusted EBITDA to evaluate our liquidity and our financial condition. PanAmSat Holdco Adjusted EBITDA and PanAmSat Opco Adjusted EBITDA are not measures of financial performance under U.S. GAAP, and PanAmSat Holdco Adjusted EBITDA and PanAmSat Opco Adjusted EBITDA may not be comparable with similarly titled measures of other companies. You should not consider PanAmSat Holdco Adjusted EBITDA or PanAmSat Opco Adjusted EBITDA as an alternative to operating or net income (loss), determined in accordance with GAAP, as an indicator of our operating performance, or as an alternative to cash flows from operating activities, determined in accordance with GAAP, as an indicator of cash flows, or as a measure of liquidity.

	PanAmSat Holdco		PanAmSat Opco
	Pro Forma Year Ended December 31, 2005	Pro Forma Twelve Months Ended March 31, 2006	Pro Forma Year Ended December 31, 2005	Pro Forma Twelve Months Ended March 31, 2006
	(dollars in thousands)		(dollars in thousands)
EBITDA	$634,582	$659,373	$642,197	$673,762
Acquisition/transaction related expenses (a)	24,859	23,245	19,780	11,647
Gain on undesignated interest rate swaps (b)	(6,611)	(19,851)	(6,611)	(19,851)
Restructuring costs (c)	3,818	585	3,818	585
Horizons-1 JV adjustment (d)	3,763	3,825	3,763	3,825
Cost savings from PanAmSat Acquisition Transactions (e)	47,800	47,800	47,800	47,800
Other non-recurring and unusual items (f)	4,508	3,566	2,968	2,017

Adjusted EBITDA	$712,719	$718,543	$713,715	$719,785

(a)	Adjustment includes payments to our prior sponsors, costs associated with the initial public offering of PanAmSat Holdco completed in March 2005 and other non-capitalizable transaction-related costs.

(b)	Amount represents the gain on undesignated interest rate swap relating to changes in the fair value of the interest rate swap derivatives.

(c)	Represents severance costs, leasehold termination costs and/or other facility closure costs.

(d)	We lease transponder capacity from our Horizons-1 joint venture. We also receive quarterly capital distributions equal to our share of Horizons-1 earnings. Historically, the cash paid to Horizons-1 for capacity has been approximately equal to the cash received for earnings distributions and therefore the net cash impact of these transactions has been minimal. The amount recognized as lease expense has been added back for purposes of calculating Adjusted EBITDA.

(e)	Represents estimated annual net cost savings resulting from the PanAmSat Acquisition Transactions. We expect that these cost savings will be implemented and realized in the near to medium term following the consummation of the PanAmSat Acquisition Transactions. These estimated cost savings primarily relate to the removal of duplicative expenses associated with corporate functions and operating costs including salaries and benefits, insurance costs and other items. We expect one-time expenditures of approximately $90,000 in connection with implementing these cost savings which have not been reflected in these adjustments.

(f)	Adjustment consists of non-cash stock compensation expense, expenses for management advisory services from our prior sponsors, gains and losses on fixed asset disposals and other non-recurring items.

(3)	Debt (principal amount) for PanAmSat Holdco is calculated as total pro forma debt at March 31, 2006 less the non-cash premium of $31,215 applied to the face value of outstanding debt resulting from the preliminary application of purchase accounting in connection with the PanAmSat Acquisition Transactions.

(4)	Represents Debt (principal amount) at March 31, 2006 less pro forma cash and cash equivalents.

(5)	Cash interest expense excludes (i) amortization of debt issuance costs, (ii) accretion of principal related to the existing 10 3/8% discount notes, and (iii) the amortization of premium related to the revalued existing debt that results from the preliminary application of purchase accounting.

(6)	Debt (principal amount) for PanAmSat Opco is calculated as total pro forma debt at March 31, 2006 less the non-cash premium of $11,875 applied to the face value of outstanding debt resulting from the preliminary application of purchase accounting in connection with the PanAmSat Acquisition Transactions.

Commitments and Contingencies

The following schedules summarize our contractual obligations and commercial commitments on a pro forma basis after giving effect to the Transactions as if they occurred on March 31, 2006:

PanAmSat Holdco

Pro Forma Contractual Obligations	Total	Payments Due by Period		4-5 Years	After 5 Years
		One Year or Less	2-3 Years
		(In thousands)
Total Debt:
10 3/8% Senior Discount Notes due 2014	$416,000	$—	$—	$—	$416,000
Senior Secured Credit Facility	1,995,160	16,600	259,110	163,200	1,556,250
9% Senior Notes Due 2014	656,500	—	—	—	656,500
Other Notes(1)	276,190	—	150,000	—	126,190
New PanAmSat Holdco notes	725,000	—	—	—	725,000
New PanAmSat Opco notes(2)	575,000	—	—	—	575,000

Total	4,643,850	16,600	409,110	163,200	4,054,940
Satellite Construction and Launch Contracts(3)	226,005	97,529	91,087	3,583	33,806
Satellite Incentive Obligations	107,873	12,638	26,229	21,115	47,891
Horizons Contributions Obligation	81,711	—	19,648	24,567	37,496
Europe*Star Purchase Price Obligation	20,150	20,150	—	—	—
Operating Leases	25,970	5,262	9,242	8,670	2,796
Customer and Vendor Contracts(3)	204,324	74,884	92,079	17,011	20,350

Total Contractual Obligations	$5,309,883	$227,063	$647,395	$238,146	$4,197,279

(1)	Consists of $150.0 million of 6 3/8% senior notes due 2008, $1.2 million of 8 1/2% senior notes due 2012 and $125.0 million of 6 3/8% senior debentures due 2028.
(2)	In connection with the Tender Offer and subject to its terms, PanAmSat Holdco will fund the amount necessary to consummate the Tender Offer with a portion of the proceeds of the Intelsat Bermuda Intercompany Loan. Any notes not tendered by holders in the Tender Offer will remain outstanding obligations of PanAmSat Holdco.
(3)	Substantially all of the capital expenditures related to the PAS-11 satellite will be funded by one of PanAmSat Opco’s customers. Funds received from the customer through March 31, 2006 are included within customer and vendor commitments and will be repaid over a three year period beginning in the second half of 2006.

PanAmSat Opco

Pro Forma Contractual Obligations	Total	Payments Due by Period		4-5 Years	After 5 Years
		One Year or Less	2-3 Years
		(In thousands)
Total Debt:
Senior Secured Credit Facility	$1,995,160	$16,600	$259,110	$163,200	$1,556,250
9% Senior Notes Due 2014	656,500	—	—	—	656,500
Other Notes(1)	276,190	—	150,000	—	126,190
New PanAmSat Opco notes	575,000	—	—	—	575,000

Total	3,502,850	16,600	409,110	163,200	2,913,940
Satellite Construction and Launch Contracts(2)	226,005	97,529	91,087	3,583	33,806
Satellite Incentive Obligations	107,873	12,638	26,229	21,115	47,891
Horizons Contributions Obligation	81,711	—	19,648	24,567	37,496
Europe*Star Purchase Price Obligation	20,150	20,150	—	—	—
Operating Leases	25,970	5,262	9,242	8,670	2,796
Customer and Vendor Contracts(2)	204,324	74,884	92,079	17,011	20,350

Total Contractual Obligations	$5,620,818	$452,547	$1,079,307	$614,472	$3,474,492

(1)	Consists of $150.0 million of 6 3/8% senior notes due 2008, $1.2 million of 8 1/2% senior notes due 2012 and $125.0 million of 6 7/8% senior debentures due 2028.
(2)	Substantially all of the capital expenditures related to the PAS-11 satellite will be funded by one of PanAmSat Opco’s customers. Funds received from the customer through March 31, 2006 are included within customer and vendor commitments and will be repaid over a three year period beginning in the second half of 2006.

Cash to be paid for income taxes is excluded from the tables above.

Sources and Uses of Funds

The expected estimated sources and uses of the funds for the Transactions based on shares and options outstanding and cash as of March 31, 2006 are shown in the table below. Actual amounts will vary from estimated amounts depending on several factors, including differences from our estimate of fees and expenses, differences between the cash balance at March 31, 2006 and at the closing of the Transactions and any changes made to the sources of the contemplated debt financings.

Sources		Uses
(dollars in millions)
Rollover PanAmSat debt(1)	$3,217.4	Purchase price(6)	$3,174.0
New PanAmSat Holdco Notes(2)	725.0	Rollover PanAmSat debt(1)	3,217.4
New PanAmSat Opco Notes(3)	575.0	Estimated fees and expenses(7)	250.0
Intelsat Bermuda notes(4)
Guaranteed Notes	750.0
Non-Guaranteed Notes	1,160.0

Total Intelsat Bermuda notes	1,910.0
Cash on hand(5)	214.0

Total sources	$6,641.4	Total uses	$6,641.4

(1)	Refers to existing PanAmSat Opco and PanAmSat Holdco bond and bank debt.
(2)	If the Tender Offer is consummated, these notes will not be issued. Instead, the Additional Intelsat Bermuda Notes will be issued. If the Tender Offer is not consummated, upon closing of the Transactions, PanAmSat Holdco will issue $725.0 million senior notes due 2016. If PanAmSat Holdco’s senior notes due 2016 are issued, they will not be guaranteed by any other entity.
(3)	Upon closing of the Transactions, PanAmSat Opco will issue $575.0 million senior notes due 2016. PanAmSat Opco’s senior notes due 2016 will have the benefit of senior unsecured guarantees from each of PanAmSat Opco’s existing and certain of its future domestic subsidiaries.
(4)	If the Tender Offer is consummated, Intelsat Bermuda will issue the Additional Intelsat Bermuda Notes in an amount equal to $1,030 million assuming 100% of the 10 3/8% discount notes are tendered. If all of the Additional Intelsat Bermuda Notes are issued, the sources and uses would be as follows:

Sources		Uses
(dollars in millions)
Rollover PanAmSat debt	$2,927.9	Purchase price	$3,174.0
New PanAmSat Opco Notes	575.0	Rollover PanAmSat debt	2,927.9
Intelsat Bermuda notes		Purchase of 10 3/8% discount notes	302.5
Guaranteed Notes	750.0	Estimated fees and expenses	250.0
Non-Guaranteed Notes	2,190.0

Total Intelsat Bermuda notes	2,940.0
Cash on hand	211.5

Total sources	$6,654.4	Total uses	$6,654.4

(5)	The cash on hand presented includes an estimated $150.0 million to be provided by Prior Intelsat and an estimated $64.0 million to be provided by PanAmSat Opco. As of March 31, 2006, Prior Intelsat and PanAmSat would have had $300.6 million of cash on hand after giving effect to the utilization of such cash and the consummation of the Transactions.
(6)	The holders of outstanding shares of PanAmSat Holdco common stock will receive $25.00 in cash per share in connection with the Transactions. Assumes 122.6 million shares outstanding as of March 31, 2006, plus net option value of $105.6 million which is calculated based on 5.1 million options outstanding with an average exercise price of $4.17 per share, plus net deferred stock unit value of $3.5 million calculated based upon deferred stock units outstanding as of March 31, 2006, which represent the notional right to receive approximately 0.2 million shares of PanAmSat Holdco common stock. The net deferred stock unit value excludes $1.5 million of deferred compensation balances which were invested in the deferred stock units by the employees. As of May 31, 2006, these balances are unchanged. The aggregate purchase price presented does not give effect to any dividends that may be payable to PanAmSat Holdco stockholders at closing pursuant to the Merger Agreement.
(7)	Reflects our estimate of fees and expenses associated with the Transactions, including placement and other financing fees, advisory fees, transaction fees paid to the Sponsors and their designated entities, and other transaction costs and professional fees.

Other Information

Merger Transaction

On May 25, 2006, as previously disclosed, we were informed that the United States Department of Justice (“DOJ”) closed its antitrust investigation of the pending Merger Transaction. Acting under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, the DOJ is not seeking to condition, and is not otherwise commenting on, the proposed merger. The transaction remains under review by the U.S. Federal Communications Commission.

As a result of the DOJ closing its antitrust investigation, we have determined that the Merger Transaction is now probable of occurring, and as a result, certain severance, retention and equity related costs which are subject to the completion of the Merger Transaction will be recorded in connection with the merger and all PanAmSat equity-related compensation costs currently recorded within stockholders’ equity will be reclassified to current obligations pursuant to the provisions of SFAS 123(R). We estimate that PanAmSat’s total costs related to these change-in control obligations, excluding severance costs pursuant to our 2005 Severance Pay Plan, will be between $160.0 million and $175.0 million, including maximum estimated tax costs of approximately $40.0 million. Based upon information currently available to us regarding plans for the integration of PanAmSat with Intelsat in the pending merger, we are currently unable to estimate the amount of future severance to be paid pursuant to the 2005 Severance Pay Plan.

In relation to the pending Merger Transaction, certain of our senior executives have been offered, and have recently accepted, employment with post-merger Intelsat. As a result, these executives are now not eligible to receive any payments related to their respective change-in-control agreements. Based upon current compensation levels and assuming that the Merger Transaction is completed on June 30, 2006, the previously disclosed maximum estimated cost of the termination-related benefits specified by these respective severance agreements of $11.8 million (net of tax benefits of $6.8 million) has been revised to exclude the executives that will be employed by the post-merger Intelsat and is currently estimated to be approximately $9.1 million (net of tax benefits of approximately $5.2 million).

Intelsat has requested that we terminate both the PanAmSat Deferred Compensation Plan and the PanAmSat Supplemental Savings Plan immediately before the close of the Merger Transaction. Termination of the plans must be approved by both the Compensation Committee of PanAmSat’s Board of Directors as well as PanAmSat’s Board of Directors. The termination of the Plans is conditioned upon the closing of the Merger Transaction. Payments of account balances to participants of the plans are expected to be made within twelve months of the plans’ termination, with certain balances expected to be paid within 30 days of the plans’ termination. As of March 31, 2006, our liabilities for these two plans totaled approximately $14.6 million. Additionally, the settlement of 0.2 million of deferred stock units held within the PanAmSat Deferred Compensation Plan will result in an additional liability of approximately $5.1 million, which will be paid upon the closing of the Merger Transaction. $1.5 million of this amount was recorded within additional paid in capital in our consolidated balance sheet as of March 31, 2006. The difference of $3.6 million will be expensed in connection with the Merger Transaction.

Dividends

In March 2006, PanAmSat Corporation recorded dividends of $7.0 million related to amounts to be funded to PanAmSat Holding Corporation for the payment of certain expenses of which $1.5 million was paid in May 2006.

Satellite Launch Insurance

We have paid approximately $29.0 million for launch insurance for our Galaxy 16 satellite, which is scheduled to be launched in June 2006. Approximately $27.5 million of this amount was paid in May 2006. Satellite launch and in-orbit insurance contracts related to future satellites to be launched are cancelable up to 30 days prior to the satellite’s launch.

Letters of Credit

During the second quarter of 2006, we issued $5.5 million of additional letters of credit in relation to our India withholding tax issues. We currently have outstanding letters of credit totaling $54.6 million which primarily relate to the India withholding tax issue.

Special Note Regarding Forward-Looking Statements

This disclosure statement contains forward-looking statements within the meaning of the federal securities laws relating to PanAmSat Holdco and PanAmSat Opco. These statements are based upon the current expectations and beliefs of PanAmSat Holdco’s and PanAmSat Opco’s management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Important factors that could cause actual results to differ materially from the expectations expressed or implied in the forward-looking statements include known and unknown risks. Known risks include Intelsat Bermuda’s inability to secure necessary regulatory approvals or the financing for, and to complete, the PanAmSat Acquisition Transactions. Additional risks and uncertainties include market conditions and other factors beyond PanAmSat Holdco’s and PanAmSat Opco’s control and the risk factors and other cautionary statements discussed in PanAmSat Holdco’s and PanAmSat Opco’s filings with the United States Securities and Exchange Commission.